UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

License Agreement

On October 30, 2026, Agassi Sports Licensing LLC, a newly formed wholly-owned subsidiary of Agassi Sports Entertainment Corp. (the “Company”, “we” and “us”), entered into a Merchandise License Agreement (the “License Agreement”), with Rhino Entertainment LLC (“Rhino”). Rhino is the master licensee of Grateful Dead Productions, which in turn is the owner of Grateful Dead’s records and performances and numerous Grateful Dead trademarks.

Pursuant to the License Agreement, Rhino granted us a worldwide, non-exclusive, non-transferable, non-assignable right to use certain Grateful Dead Brand trademarks, indicia and artwork as described in the License Agreement (collectively, the “Licensed Property”), solely in connection with the manufacture, distribution and sale of certain (a) pickleball and padel equipment and accessories specifically paddles (basic and premium), pickleball and padel sets (basic and premium), custom paddle covers, tie-dye balls, pickleball and padel bags, grips and grip tape, roll-out pickleball and padel courts, and pickleball and padel nets, (b) pickleball and padel apparel including bucket hats, caps, visors, beanies, wrist bands, socks, and t-shirts, and (c) hydration, specifically water bottles and tumblers (collectively, the “Licensed Products”).

Approved channels of distribution under the License Agreement include direct to consumer sales (including through our ecommerce website and at pickleball/racquet sporting events) and wholesale sales through department stores, online retailers, sporting good stores, and others.

In consideration for providing us rights under the License Agreement, we agreed to pay Rhino a royalty on the net sales of Licensed Products (“Royalties”). We also agreed to pay Rhino certain “Guaranteed Payments” relating to the Royalties each contract year and to advance a portion of the Guaranteed Payments, including certain amounts required to be paid upon entry into the agreement. Advance payments are recoupable from Royalties due and are nonrefundable. In the event the actual Royalties are less than the Guaranteed Payments, we are required to pay Rhino the difference between such Guaranteed Payments and such actual Royalties at the end of the applicable contract year.

The License Agreement has an initial term through June 30, 2030, subject to the right to extend the agreement under certain circumstances.

We also agreed to make certain advertising expenditures during each contract year of the Term and the License Agreement includes certain minimum net sales requirements for each year of the term.

The initial marketing date for Licensed Products to be marketed under the agreement is no later than May 1, 2027 and the initial shipment date for Licensed Products to be sold by the Company is no later July 1, 2027.

The License Agreement includes the requirement for us to deliver customary statements of sales and royalties; provides for customary audit rights to Rhino, quality assurance and control requirements, Rhino’s approval rights for packaging, advertising and promotional activities; intellectual property confirmations; and customary protective provisions, insurance requirements, representations and warranties of the parties, indemnification obligations of the parties, confidentiality obligations of the parties, termination and force majeure provisions.

The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 5, 2026, we released a press release announcing the entry into the License Agreement and Manufacturer Agreement.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report (and including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements are based on the Company’s current expectations and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Factors that could cause actual results to differ materially are described in the press release and in the Company’s filings with the Securities and Exchange Commission, including under the headings “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic and current reports, including its most recent Form 10-K and 10-Q, filed with the SEC and available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law.

Item 8.01. Other Events.

Manufacturer Agreement

On October 30, 2026, we entered into a Manufacturer Agreement for Use of Licensed Property dated October 26, 2026 (the “Manufacturer Agreement”), with a manufacturer (the “Manufacturer”). Pursuant to the Manufacturer Agreement, the Manufacturer agreed to manufacture and distribute the Licensed Products for us. The Manufacturer Agreement has a term from October 26, 2026, through June 30, 2030, unless earlier terminated as provided therein, and also terminates automatically upon the termination of the License Agreement.

The Manufacturer Agreement includes customary representations and warranties of the parties, including as to the Manufacturer’s manufacturing and employment practices; requirements for us to indemnify the Manufacturer for losses relating to any alleged misuse or infringement of intellectual property rights; mutual indemnification obligations of the parties; inspection rights for the Company; and mutual confidentiality obligations.

We have the right to terminate the Manufacturer Agreement if (i) the Manufacturer breaches the agreement and the Manufacturer fails to cure the purported breach within 30 days after notice thereof; and (ii) promptly upon giving or receiving notice of termination of the License Agreement.

We agreed to reimburse the Manufacturer for all costs and expenses incurred by the Manufacturer upon termination of the Manufacturer Agreement, including payment for finished goods, work in process, non-cancelable commitments, equipment used to manufacture products under the agreement, packaging, raw materials, and costs of destruction of inventory if requested, provided, no reimbursement shall be required if the Manufacturer or its subcontractor engaged in the unauthorized use of the Licensed Property.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1♦ *	Merchandise License Agreement dated October 26, 2026, and entered into October 30, 2026, by and between Agassi Sports Licensing LLC, as licensee and Rhino Entertainment LLC, as licensor
99.1**	Press Release dated November 5, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

♦ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: November 5, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer